SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	Commission File Number	98-1246221
(State or other jurisdiction of	000-27039	(I.R.S. Employer
incorporation or organization)		Identification Number)

1340 West Valley Parkway, Suite #205

Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCOA	None

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2020, Marijuana Company of America, Inc. (the “Company”) entered into a Share Exchange Agreement with Cannabis Global, Inc., a Nevada corporation quoted on OTC Markets Pink (“CBGL”) dated September 30, 2020, to acquire the number of shares of CBGL’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”).  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and CBGL entered into a Lock-Up Agreement dated September 30, 2020 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance, and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

The foregoing description of the Share Exchange Agreement and the Lock-Up Agreement is qualified in its entirety by reference to the Share Exchange Agreement and the Lock-Up Agreement, copies of which are filed as exhibits hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2020, the Share Exchange Agreement was consummated. The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Current Report on Form 8-K, pursuant to the Share Exchange Agreement, on September 30, 2020, the Company authorized the issuance of the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the Share Exchange Agreement, in exchange for the number of shares of CBGL common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the Share Exchange Agreement, subject to the conditions set forth in the Share Exchange Agreement.

On September 29, 2020, the closing price of the Company’s common stock was $0.001, so that the number of shares of Company common stock issuable to CBGL under the Share Exchange Agreement is 650 million. As a result of the transactions pursuant to the Share Exchange Agreement, the Company will have 2,563,880,887 shares of common stock outstanding, with the shares issued to CBGL pursuant to the Share Exchange Agreement representing 25.35% of the Company’s outstanding shares.

The Company issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

Item 8.01 Other Events.

Related Party Transactions

One of directors of the Company is also a director of CBGL and thus a related party to CBGL. Our director, Mr. Edward Manolos, serves as a member of the board of directors of CBGL. In its action approving and authorizing the Share Exchange Agreement, the board of directors of the Company considered full disclosure of Mr. Manolos’ relationship with CBGL in light of his related party status and Utah state law governing transactions where a conflicting interest of a director may be reasonably expected to exert an influence on the director’s judgment and requiring specific disclosures pursuant to Section 16-10a-852 of the Utah Revised Business Corporation Act. In consideration of such disclosure, a unanimity of the Company’s qualified, uninterested directors approved the transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The Company shall provide the financial statements required by this item no later December 3, 2020 (71 calendar days after the date that this Form 8-K must be filed)

(b)	The Company shall provide the pro forma financial information required by this item no later December 3, 2020 (71 calendar days after the date that this Form 8-K must be filed).

(d)	Exhibits

Exhibit	Description
10.1	Share Exchange Agreement, dated September 30, 2020, by and between the Company and Cannabis Global, Inc. *
10.2	Lock-Up Agreement, dated September 30, 2020, by and between the Company and Cannabis Global, Inc. *

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 1, 2020

MARIJUANA COMPANY OF AMERICA, INC.

By:	/s/ Jesus Quintero
Jesus Quintero
(Principal Executive Officer)

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